NSAR ITEM 77C


Van Kampen American Capital Insured Tax Free Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Insured Tax Free Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  39,581,246            Against    847,853

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  40,424,105            Against    378,327
                                NSAR ITEM 77C


Van Kampen American Capital Tax Free High Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997

(b) The election of Trustees of Van Kampen American Capital Tax Free High Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  39,852,754            Against     547,218

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  40,439,473            Against    182,328

                             NSAR ITEM 77C


Van Kampen American Capital California Insured Tax Free Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital California Insured Tax Free Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  5,629,751              Against    102,951

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  5,748,353              Against    28,143
                               NSAR ITEM 77C

Van Kampen American Capital Municipal Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Municipal Income Fund ("the Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  39,816,469            Against    560,978

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  40,396,192            Against   233,442

                              NSAR ITEM 77C


Van Kampen American Capital Intermediate Term Municipal Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Intermediate Term Municipal Income Fund ("the Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  2,071,127             Against    38,466

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  2,120,981             Against    6,115
                           NSAR ITEM 77C

Van Kampen American Capital Florida Insured Tax Free Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Florida Insured Tax Free Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  2,117,746             Against     13,861

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  2,141,255             Against    12,271
                                NSAR ITEM 77C

Van Kampen American Capital New Jersey Tax Free Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital New Jersey Tax Free Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  873,493               Against     24,953

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  891,167               Against     13,116
                              NSAR ITEM 77C

Van Kampen American Capital New York Tax Free Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital New York Tax Free Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  1,024,546             Against     0

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  1,039,903             Against    759
NSAR ITEM 77O

Van Kampen American Capital Insured Tax Free Income Fund
10f-3 Transactions



                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  NY City G.O.     Goldman Sachs      5,000,000          0.613%                 01/17/97

2                  New York City    Lehman             7,500,000          1.010%                 05/21/97

3                  New York City    Various            7,930,000          1.079%                 05/21/97

NSAR ITEM 77O

Van Kampen American Capital Tax Free High Income Fund
10f-3 Transactions


                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  Port Oakland CA  Paine Webber       2,000,000          0.0761%                01/06/97

2                  City of
                   Farmington, NM   Lehman             3,600,000          4.000%                 01/29/97

NSAR ITEM 77O

Van Kampen American Capital Municipal Income Fund
10f-3 Transactions



                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  NY City G.O.     Goldman Sachs      5,000,000          0.613%                 01/17/97

2                  Anaheim, CA      Paine Webber       5,000,000          1.68%                  02/06/97

3                  NY State
                   Thruway Auth.    Dillion Reed       9,720,000          2.780%                 05/05/97

4                  Puerto Rico
                   Build. Auth.    Smith Barney        13,500,000         2.390%                 06/13/97


NSAR ITEM 77O

Van Kampen American Capital New York Tax Free Income Fund
10f-3 Transactions


                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  New York City
                   GO               Smith Barney       500,000            0.055%                 04/11/97
